Exhibit 10.14

July 28, 2026

1751 Rue Richardson

Suite 2207

Montreal, Quebec, Canada H3K 1G6

Dear Marc,

We are pleased to submit this letter (the “Engagement Letter”) to present the terms under which SKN Finance Insurance Agency Ltd (the “Advisor”), located at 3 HaNechoshet St Tel Aviv-Yafo, 6971072 Israel will assist Siyata PTT. (the “Company”, together with Advisor, the “Parties”), as its financial advisor in connection with the listing of the Company’s shares on The NASDAQ Stock Market LLC (NASDAQ) and/or similar stock exchange.

TERMS OF ENGAGEMENT

1.	During the Term (as described in Paragraph 3, below) of this Engagement Letter, the Advisor will provide the Company with financial services, including (the “Services”):

a)	Advice on the company's Israel strategy of becoming a public company in the US;.

b)	Helping the company with the GO TO Market strategy regarding the Israel capital market.

c)	Advice on a future Israeli underwriter, PR, or IR firm that is suitable for the company.

d)	Work with the company of their story and the value proposition they bring to the market.

2.	For the avoidance of doubt, the Services which are to be provided by Advisor do not include the provision of tax, legal, regulatory, actuarial or other specialist or strategic advice or the provision of any other services (unless mutually agreed by the Parties) and Advisor does not assume liability or responsibility for any such advice in connection with the provision of the Services.

3.	The term (“Term”) of this Engagement Letter shall begin on the date that both Parties sign this Engagement Letter (the “Effective Date”) and shall end twelve (12) months from the Effective Date.

4.	The Company shall be responsible for making its own independent investigation and assessment of the risks, benefits and suitability of the Services contemplated by this Engagement Letter and Advisor will have no responsibility or liability with respect thereto. Advisor hereby acknowledges and agrees that:

a)	It shall perform its obligations under this Engagement Letter in accordance with all applicable laws, regulations or orders (“Laws”);

b)	It will comply with any reasonable guidelines and instructions provided by the Company in providing the Services;

c)	It shall maintain all necessary consents, authorizations, licenses, and approvals (including all corporate or equivalent consents) that are from time to time required for it to lawfully perform the Services under this Engagement Letter (the “Authorizations”); and

d)	It will advise the Company immediately of any termination or suspension of such Authorizations.

5.	In consideration of the Services, the Company shall pay Advisor an equity fee of 25,000 of the Company’s Class A shares; these Class A shares must be free and clear for trading upon listing day. The Company will take all necessary steps with the transfer agent to deliver the shares to the Advisor.

6.	This Engagement Letter will be governed by the laws of the State of New York. In the event of a dispute between the Parties under this Engagement Letter, it is agreed that such dispute shall be determined by binding arbitration in the State of New York, before one arbitrator. Each party will bear its own costs for arbitration. The prevailing party in arbitration shall be entitled to reasonable attorneys’ fees. The provisions of this paragraph 6 shall survive any termination of this Engagement Letter.

7.	Nothing in this Engagement Letter obliges Advisor to place, acquire, subscribe, or underwrite any investments, lend monies, approve any financial promotion, or provide any public recommendation.

8.	The Parties shall have indemnification rights as follows:

a)	The Company hereby undertakes and agrees to indemnify and hold harmless Advisor (and each of its respective affiliates, including its officers, directors, partners, agents, employees, consultants, and each other person, if any, controlling Advisor and any of such controlling person’s officers, partners, agents, employees, and consultants of each of the foregoing, all such persons together with Advisor being referred to as the “Advisor Indemnified Persons”) from and against all actions, claims, demands, proceedings, investigations, liabilities or judgments (collectively the "Claims") and any and all losses, damages, costs, charges and expenses, including reasonable and duly documented out-of-pocket costs, expenses, and fees connected with investigating, preparing or defending any such Claim (collectively the "Losses") of whatever nature and in whatever jurisdiction, and which relate to, or arise from, either the breach of this Engagement Letter by the Company or that result from the Company’s bad faith, fraud, willful misconduct, gross negligence, or the material violation of any applicable law or regulation in connection with this Engagement Letter.

b)	Advisor hereby undertakes and agrees to indemnify and hold harmless the Company (and each of its respective affiliates, including its officers, directors, partners, agents, employees, consultants and each other person, if any, controlling the Company and any of such controlling person’s affiliates, directors, officers, partners, agents, employees, and consultants of each of the foregoing, all such persons together with the Company being referred to as the “Company Indemnified Persons”) from and against all Claims and any and all Losses of whatever nature and in whatever jurisdiction, and which relate to or arise from, either the breach of this Engagement Letter by Advisor or that result from Advisor’s bad faith, fraud, willful misconduct, gross negligence, or the material violation of any applicable law or regulation in connection with this Engagement Letter.

c)	For the avoidance of doubt, it is understood that neither Advisor nor the Company shall have any liability in respect of actions or omissions of any other firm or their representatives.

9.	The Company undertakes and agrees to provide Advisor with such data, information and documents in its possession or control, as may be reasonably requested by Advisor, which are necessary in order to comply with any law, regulations or orders by the relevant authorities or are otherwise necessary, in the reasonable judgment of Advisor, in order to carry out the mandate granted hereunder. The Company undertakes and agrees to inform Advisor, as soon as reasonably practicable, upon becoming aware of any developments relating to the operations and business of the Company, or its relevant affiliates, which may impact upon the provision of Services by Advisor pursuant to the terms of this Engagement Letter or if they become aware that any information provided to Advisor is, or has become either untrue, inaccurate or misleading in any material respect.

10.	The Company recognizes that, in providing Services pursuant to this Engagement Letter, Advisor will rely upon and assume, without independent verification, (i) the accuracy and truth of all of the financial, accounting and other information provided by or on behalf of the Company for purposes of the Services and (ii) that it has been provided by the Company with, or access to, all financial information which, in the Company’s judgment, is material for purposes of its activities in connection with the Services. The Company hereby accepts responsibility for the accuracy and truthfulness of any material with respect to the information provided to Advisor. For the avoidance of doubt, Advisor shall have no liability to the Company, or its directors, officers, employees, shareholders, affiliates or creditors for the use of such information in accordance with the terms of this Engagement Letter.

11.	Each Party agrees to keep confidential the terms of this Engagement Letter and agrees that no public announcement or communication relating to the subject matter of this Engagement Letter shall be issued or released except (1) as required by applicable law or regulation (including any disclosure, circulation or reference to be made in a proxy statement, registration statement or other filing with the Securities and Exchange Commission to be filed by Company under federal securities laws), (2) as required by applicable stock exchange rules, (3) pursuant to an order of a court of competent jurisdiction, (4) at the request of a regulatory authority having jurisdiction over either Party, or (5) with the prior written consent of the other Party, in each case, only to the extent required by such law, regulation, order, rule or authority or permitted by such consent. Advisor shall, and shall cause its representatives, including legal advisors, to keep confidential information provided by or on behalf of the Company under this Engagement Letter.

12.	This Engagement Letter constitutes the entire agreement between Company and Advisor with respect to its subject matter and supersedes and replaces any and all prior agreements, representations and understandings between the parties.

If you agree with the terms of this Engagement Letter, please sign where indicated below and return a signed copy to the undersigned.

Very truly yours,

SKN Finance Insurance Agency Ltd.

Name: Roni Mor
Title: CEO

Agreed and accepted this date, July 28 , 2026

Siyata PTT

/s/ Marc Seelenfreund
Name: Marc Seelenfreund
Title: CEO

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